EXHIBIT 10.34

MANAGEMENT STOCKHOLDERS’ AGREEMENT

MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of October 6, 2005, between Newton Acquisition, Inc. (the “Company”), the Majority Stockholder (as defined below) and the individuals listed on Schedule A attached hereto (the “Management Stockholder”).

WHEREAS, the Management Stockholder may be the owner of shares of common stock of the Company, $0.01 par value per share (“Common Stock”) and/or may be granted options to purchase Common Stock (the “Options”), pursuant to The Newton Acquisition, Inc. Management Equity Incentive Plan (the “Plan”); and

WHEREAS, as a condition to the issuance of any shares of Common Stock by the Company to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and

WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any shares of Common Stock acquired by the Management Stockholder from whatever source (in the aggregate, the “Shares”);

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1.             Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

(a)           “Affiliate” shall means, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b)           “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to the terms of the Plan.

(c)           “Cause” shall mean, when used in connection with the termination of a Management Stockholder’s Employment, unless otherwise provided in any stock option grant agreement entered between the Company and the Management Stockholder with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement with respect to the termination of a Management Stockholder’s Employment, the termination of the Management Stockholder’s Employment with the Company and all Affiliates on account of (i) a failure of the Management Stockholder to substantially perform his or her duties (other than as a result of physical or mental illness or injury) that has continued after NMG has provided written notice of such failure and Executive has not cured such failure within 30 days of the date of such written notice; (ii) the Management Stockholder’s willful misconduct or gross negligence which is materially injurious to the Company; (iii) a breach by a Management Stockholder of the Management Stockholder’s fiduciary duty or duty of loyalty to the Company and its Affiliates; (iv) the Management Stockholder’s unauthorized removal from the premises of the Company or an Affiliate of any document (in any medium or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate; or (v) the commission by the Management Stockholder of any felony or other serious crime involving moral turpitude.  Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Management Stockholder or at law or in equity.  If, subsequent to a Management Stockholder’s termination of Employment, it is discovered that such Management Stockholder’s Employment could have been terminated for Cause, the Management Stockholder’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.  Notwithstanding the foregoing, a failure to meet performance expectations shall not, by itself, constitute Cause hereunder where the Board determines that the Management Stockholder has performed his duties in good faith.

(d)           “Change of Control” shall mean the occurrence of any of the following events after the Effective Time: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder; or (v) consummation of a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction and the Majority Stockholder does not hold a sufficient amount of voting power (or similar securities) to elect a majority of the surviving entity’s board of directors.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change of Control would cause any tax to become due under Section 409A of the Code.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)            “Disability” shall mean, unless otherwise provided in any stock option grant agreement entered between the Company and the Management Stockholder with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement, a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion.

(g)           “Effective Time” shall have the meaning set forth in the Agreement and Plan of Merger by and among the Company, Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc, dated as of May 1, 2005.

(h)           “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate.  “Employee” and “Employed” shall have correlative meanings.

(i)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)            “Fair Market Value” shall mean, as of any date:

i.      prior to the existence of a Public Market (as defined in Section 6 below) for the Common Stock, the value per share of Common Stock as determined in good faith by the Board; or

ii.     on which a Public Market for the Common Stock exists, (i) closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board.  The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the

Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board.  In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(k)           “Good Reason” shall mean, unless otherwise provided in any stock option grant agreement entered between the Company and the Management Stockholder with respect to any Options that may be granted under the Plan, effective employment agreement or other written agreement with respect to the termination of a Management Stockholder’s Employment,  (i) a material diminution in a Management Stockholder’s duties and responsibilities other than a change in such Management Stockholder’s duties and responsibilities that results from becoming part of a larger organization following a Change of Control, (ii) a decrease in a Management Stockholder’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Management Stockholder’s primary work location more than 50 miles from the Management Stockholder’s work location immediately prior to the Management Stockholder’s execution of this Agreement, without the Management Stockholder’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Management Stockholder shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Management Stockholder’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(l)            “Majority Stockholder,” for purposes of this Agreement, shall mean, collectively or individually as the context requires, Newton Holding, LLC, TPG Newton III, LLC, TPG Partners IV, L.P., TPG Newton Co-Invest I, LLC, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, Warburg Pincus Germany Private Equity VIII K.G , Warburg Pincus Private Equity IX, L.P and/or their respective Affiliates.

(m)          “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(n)           “Retirement” shall mean, when used in connection with the termination of a Management Stockholder’s Employment, a voluntary resignation of Employment by the Management Stockholder that occurs on or after (i) the first date on which the Management Stockholder has both attained age 60 and completed 10 years of service with the Company or its Affiliates or (ii) the date on which the Management Stockholder attains age 65.

(o)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(p)           “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferee” and “Transferor” shall have correlative meanings.

2.             Investment; Issuance of Shares.

(a)           The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

(b)           Issuance of Shares.  The Management Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

The shares represented by this certificate are subject to the terms and conditions of a Management Stockholders’ Agreement dated as of October 6, 2005 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement.  A copy of the Management Stockholders’ Agreement may be obtained from the Secretary of the Company.

The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act, the Management Stockholder shall have the right to exchange any Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

3.             Transfer of Shares; Call Rights; Put Rights.

(a)           The Management Stockholder agrees that he will not cause or permit the Shares or his interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however, that the Shares or any such interest may be Transferred (i) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) subject to compliance with all applicable tax, securities and other laws, any “Family Member” as such term is defined in the Form S-8 Registration Statement under the Securities Act as of the date of Transfer, and (iii) in accordance with Section 4 of this Agreement, subject in each case to the agreement by each Transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto and provided in any such case that, in the case of a Transfer pursuant to Section 3(a)(i) or (ii), such Transfer will not be permitted if it would cause the Company to be required to register the Common Stock under Section 12(g) of the Exchange Act.

(b)           (i)  In the event the Management Stockholder’s Employment with the Company is terminated by the Company for Cause or by the Management Stockholder for any reason other than Good Reason, death, Disability or Retirement, the Company (or its designated assignee) shall have the right, during the 120-day period following the later to occur of (x) such termination of Employment and (y) the date on which the Management Stockholder or Transferee has held the Shares most recently acquired to be sold pursuant to this Section 3(c) for at least six (6) months, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares acquired by the Management Stockholder or Transferee on the exercise of Options and held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a share of Common Stock determined as of the date such right is exercised.  The Company (or its designated assignee) shall exercise such right by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase Shares held by the Management Stockholder or Transferee (the “Call Notice”), the date as of which such right is to be exercised and the number of Shares to be purchased.  Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify, which date shall be within thirty (30) days after the date on which the Call Notice is delivered or the Outside Appraisal is delivered.  The Company will use commercially reasonable efforts to make the payment for the Shares in cash on the date of such purchase and sale; provided that, despite using such efforts, if such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement”), the Company may delay any such payment for no more than two (2) years.  In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Board plus two (2) percentage points.  In the event that the Company is not able to make payment within two (2) years after the date specified in the Call Notice, the Company will, upon the written request of the Management Stockholder or Transferee, cancel the Call Notice and return to the Management Stockholder or Transferee the Shares subject to the Call Notice (as adjusted to take into account any corporate transactions during the intervening period) in exchange for cancellation of the debt and any interest payments that would have otherwise been payable thereon.

(ii)           In the event that the Management Stockholder or Transferee disagrees with the Company’s determination of the Fair Market Value of a Share, the Management Stockholder or Transferee shall have the right to require the Company to seek an appraisal to determine the Fair Market Value of a Share in lieu of the Board determination (an “Outside Appraisal”); provided that the Transferee shall not be entitled to an Outside Appraisal in the event an appraisal to determine the Fair Market Value of a Share has been done within the three-month period immediately preceding delivery of the Call Notice and the Board determines in good faith that no event has occurred that would result in the prior determination of Fair Market Value being materially inaccurate.  Any such Outside Appraisal shall be made by one qualified person (which can be an accounting firm or investment banking firm or similar firm) (each, an “Appraiser”), having substantial experience in the valuation of similar enterprises in the United States.  The Company and the Management Stockholder or Transferee shall mutually agree upon such Appraiser within 30 days of the Call Notice; provided that in the event an appraisal to determine Fair Market Value of a Share has been done within the twelve-month period immediately preceding delivery of the Call Notice, the Outside Appraisal shall be done by the same Appraiser that performed the prior appraisal unless the Company consents to a different Appraiser.  The Company shall each bear 100% of the fees and expenses of the Appraiser.

(c)(i)        In the event the Management Stockholder’s Employment with the Company terminates due to the death or Disability of the Management Stockholder, such Management Stockholder or Transferee shall have the right, during the 120-day period following the later to occur of (x) such termination of Employment and (y) the date on which the Management Stockholder or Transferee has held the Shares most recently acquired to be sold pursuant to this Section 3(c) for at least six (6) months, to sell to the Company (or its designated assignee), and upon the exercise of such right the Company (or its designated assignee) shall purchase from the Management Stockholder or Transferee, all or any portion of the Shares held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value of a Share of Common Stock determined as of the date as of which such right is exercised.  The Management Stockholder or Transferee shall exercise such right by delivering to the Company a written notice (the “Put Notice”) specifying his or her intent to sell Shares held by the Management Stockholder or Transferee, the date as of which such right is to be exercised and the number of Shares to be sold.  Such purchase and sale shall occur on such date as the Company (or its designated assignee) and the Stockholder shall agree, which date shall be within thirty (30) days after the later of the delivery of the Put Notice or the delivery of the Outside Appraisal.  The Company will use commercially reasonable efforts to make the payment for the Shares in cash on the date of such purchase and sale; provided that, despite using such efforts, if such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, a Financing Agreement, the Company may delay any such payment for no more than two (2) years.  In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, the Company shall notify the Management Stockholder or Transferee as soon as practicable of the need for such a delay (the “Delay Notice”), and shall permit the Management Stockholder or Transferee, within ten (10) days of the delivery of the Delay Notice, to rescind the Put Notice.  If the Management Stockholder or Transferee does not rescind the Put Notice as provided in the preceding sentence, the Put Notice shall remain outstanding and any payment in respect thereof shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the Delay Period, calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Board plus two (2) percentage points.  In the event that the Company is not able to make payment within two (2) years after the date specified in the Put Notice, the Company will, upon the written request of the Management Stockholder or Transferee, cancel the Put Notice in exchange for cancellation of the debt and any interest payments that would have otherwise been payable thereon.

(ii)           In the event that the Management Stockholder or Transferee disagrees with the Company’s determination of the Fair Market Value of a Share, the Management Stockholder or Transferee shall have the right to require the Company to seek an Outside Appraisal in accordance with the terms and conditions set forth in Section 3(b) of this Agreement, substituting “Put Notice” in place of “Call Notice.”

(d)           In addition, if the Board receives the advice of counsel selected by the Company and reasonably acceptable to the Management Stockholder or any Transferee that the inclusion of the call right or the put right described in this Section 3 would result in the Option or Shares becoming subject to Section 409A of the Code, the Board shall have the right to make such modifications or amendments to this Section 3 as the Board determines are reasonably necessary to avoid the application of Section 409A of the Code without the consent of the Management Stockholder or any Transferee.  In making any such amendments or modifications, the Board shall take all steps to put the parties in substantially same economic position as they would have been in had such modifications or amendments not been made to the extent reasonably practical.  The Management Stockholder and any Transferee hereby stipulate that Cleary Gottlieb Steen and Hamilton LLP is acceptable counsel for purposes of this Section 3(d).

4.             Certain Rights.

(a)           Drag Along Rights.  If one or more Majority Stockholder desires to sell all or substantially all of the Shares of Common Stock in which it has a “pecuniary interest” as defined in Rule 16a-1 of the Exchange Act (including through the disposition of interests in Newton Holding, LLC) or a portion of the Shares of Common Stock representing Control of the Company, in either case to a good faith independent purchaser (a “Purchaser”) (other than any other Majority Stockholder, other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members (other than passive investors) or the principals of the Majority Stockholder or any of their Affiliates and other than any Employees of the Majority Stockholder or their Affiliates hereinafter referred to as a “Permitted Transferee”) and said Purchaser desires to acquire all or substantially all of the issued and outstanding Shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with the Majority Stockholder, the Management Stockholder or Transferee agrees to sell to such Purchaser a number of its Shares of Common Stock, not to exceed (a) the number of shares of Common Stock held by such Management Stockholder or Transferee multiplied by (b) a fraction, the numerator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest that such Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest (or to vote such number of his Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per Share of Common Stock and pursuant to the same terms and conditions with respect to payment for the Shares of Common Stock in which the Majority Stockholder has a pecuniary interest as agreed to by the Majority Stockholder; provided that, except with respect to any liability incurred by such Management Stockholder or any Transferee individually, the Management Stockholders and any Transferees shall not be liable to a Purchaser for an amount greater than the proceeds from the sale.  In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder or Transferee at least fifteen (15) days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of Shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.  The Company shall be responsible for the proportionate Share of the costs of the proposed Transfer incurred by the Management Stockholders and any Transferees to the extent not paid or reimbursed by the proposed Purchaser.

For purposes of this Section 4(a), “Control of the Company” shall mean the sale or disposition in a single transaction or a series of related transactions of at least fifty percent (50)% of the issued and outstanding Shares of Common Stock or securities representing at least fifty percent (50)% of the voting power of the Company, including a disposition of interests in Newton Holding, LLC that represents 50% or more of the voting power of the Company.

(b)           Tag Along Rights.  (i) Subject to paragraph (iv) of this Section 4(b), if one or more Majority Stockholder or its Permitted Transferee proposes to transfer its direct or indirect pecuniary interest (as defined in Rule 16a-1 under the Exchange Act) in any Shares of Common Stock to a Purchaser (other than a

Permitted Transferee), then the Majority Stockholder or his Permitted Transferee (hereinafter referred to as a “Selling Stockholder”) shall give written notice of such proposed transfer to the Management Stockholder or Transferee (the “Selling Stockholder’s Notice”) at least thirty (30) days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar “tag-along” rights (such stockholders together with the Management Stockholder or Transferee, referred to herein as the “Other Stockholders”) setting forth the proposed material terms and conditions of such Transfer (including price per Share).

(ii)           The Management Stockholder or Transferee shall have the right to elect, by delivery of written notice to the Majority Stockholder within twenty (20) days from delivery of the Selling Stockholder’s Notice, to sell to the proposed transferee a number of its Shares of Common Stock, not to exceed (a) the number of shares of Common Stock and Shares underlying vested options held by such Management Stockholder or Transferee multiplied by (b) a fraction, the numerator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest that such Majority Stockholder has proposed to be transferred, and the denominator of which is the aggregate number of Shares of Common Stock in which the Majority Stockholder has a pecuniary interest, on the same terms and conditions (including price per share of Common Stock) as the Majority Stockholder.  In the event that the transferee does not wish to acquire all of the Shares offered by the Management Stockholder or Transferee, the number of Shares of Common Stock to be purchased by such transferee shall be allocated pro rata among the Majority Stockholders and the Other Stockholders in accordance with the number of shares of Common Stock and Shares underlying vested Options that each such stockholder elected to transfer to the transferee.

(iii)          Any transfer of Shares by the Management Stockholder or Transferee shall be at the same price per Share of Common Stock and pursuant to the same terms and conditions with respect to payment for the Shares of Common Stock as agreed to by the Selling Stockholder with respect to the sale of its pecuniary interest in the Shares, provided, that in order to be entitled to exercise its tag-along rights pursuant to this Section 4(b), the Management Stockholder or Transferee must agree to make to the proposed Purchaser, representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the Selling Stockholder agrees, it being understood that all such representation, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder or Transferee and any Other Stockholder exercising similar tag-along rights severally and not jointly.  The Selling Stockholder, the Management Stockholder and any Other Stockholder who exercises similar tag-along rights shall be responsible for their proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

(iv)          In connection with the exercise of its tag-along rights under this Section 4(b), if the Management Stockholder or Transferee desires to exercise vested Options to acquire up to the number of Shares the Management Stockholder or Transferee is permitted to sell pursuant to the exercise of its tag-along rights pursuant to this Section 4(b), the Company will permit the Management Stockholder or Transferee to exercise any such vested Options through net-physical settlement (net of the applicable exercise price and applicable withholding taxes) if the Company’s independent auditors determine that net-physical settlement of any such Options would not produce less-favorable accounting consequences for the Company than if the Management Stockholder or Transferee paid the exercise price for any such vested Options in cash.

(v)           Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply during the period from the Effective Date through the first anniversary of the Effective Date to any sale or transfer by a Majority Stockholder of its pecuniary interest in any shares of Common Stock for a price that is equal to or less than the Fair Market Value of such share of Common Stock as of the Effective Date unless and until the Majority Stockholder, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) its pecuniary interest in shares of Common Stock representing 15.0% or more of the shares of Common Stock in which the Majority Stockholder collectively had a pecuniary interest as of the Effective Time.

(c)           Permitted Transferees.  Any Permitted Transferee to which a Majority Stockholder’s pecuniary interest in any shares of Common Stock is Transferred shall agree to execute this Agreement as a condition to such Transfer.

5.             Piggyback Registration Rights.

(a)           Notice to Management Stockholder.  If the Company determines that it will file a registration statement under the Securities Act, other than a registration statement on Form S-4 or Form S-8 or any successor form, for an offering which includes shares of Common Stock held by the Majority Stockholder, then the Company shall give prompt written notice to the Management Stockholder or Transferee that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that the Company (or the person requesting such registration) intends to designate for such offering.  If the Company, within 15 days after giving such notice, receives a written request for registration of any Shares from the Management Stockholder or Transferee, then the Company shall include in the same registration statement the number of Shares to be sold by the Management Stockholder or Transferee as shall have been specified in his or her request, except that the Management Stockholder or Transferee shall not be permitted to register more than a Pro Rata Portion of her Shares.  The Company shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of the registration statement, the seller of any shares of Common Stock covered by such registration statement.

Notwithstanding anything herein to the contrary, the Company, on prior notice to the participating Stockholder, may abandon its intention to file a registration statement under this Section 5(a) at any time prior to such filing.

For purposes of Section 5 hereof, “Pro Rata Portion” shall mean a number equal to the product of (x) the total number of Shares, including any shares of Common Stock underlying vested Options, owned by the Management Stockholder or Transferee and (y) a fraction, the numerator of which shall be the total number of shares of Common Stock offered (for sale or registration, as applicable) by the Majority Stockholder, and the denominator of which shall be the total number of shares of Common Stock owned by the Majority Stockholder.

(b)           Allocation.  If the managing underwriter shall inform the Company in writing that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the Majority Stockholder, then the Company shall include in such registration such number of shares of Common Stock which the Company is so advised can be sold in (or during the time of) such offering.  All holders of shares of Common Stock proposing to sell shares of Common Stock shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

(c)           Permitted Transfer.  Notwithstanding anything to the contrary contained herein, sales of Shares pursuant to a registration statement filed by the Company may be made without compliance with any other provision of this Agreement.

6.             Termination.  This Agreement shall terminate with respect to the Common Stock immediately following the existence of a Public Market for the Common Stock except that the requirements contained in Section 2 hereof shall survive the termination of this Agreement; provided that a Management Stockholder or his Transferee may sell Shares pursuant to Rule 144 of the Securities Act if such Management Stockholder or Transferee meets and complies with all of the applicable requirements thereof.  If, and only to the extent that, the Management Stockholder or his Transferee is not permitted to sell such Shares pursuant to Rule 144 of the Securities Act and such Shares are not included on a registration statement filed to register the sale of securities under the Securities Act, such Management Stockholder or Transferee may transfer such Shares only in accordance with Section 3(a) hereof.  For this purpose, a “Public Market” for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

7.             Acknowledgement of Newton Holding, LLC and the Company.  The Company and Newton Holding, LLC (“Newton LLC”) hereby acknowledge that the Management Stockholders shall not be disadvantaged with respect to the Shares or Options solely by reason of holding shares or options to purchase shares of the Company’s Common Stock instead of membership interests or options to purchase membership interests in Newton LLC.  In the event there is a corporate transaction affecting the membership interests of Newton LLC or any dividend or distribution made to holders of the membership interests in Newton LLC in respect of such interests, the Company and Newton Holding shall take commercially reasonable steps to assure that appropriate adjustments and/or dividends or distributions are made to or in respect of the Shares such that the Management Stockholders will be in the same position in which they would have been had they received membership interests in Newton LLC instead of the Shares; provided that this Section 7 shall not be construed to entitle any Management Stockholder to any membership or other interests in Newton LLC.   For purposes of this Agreement, no Management Stockholder shall be deemed to be disadvantaged from a tax perspective by reason of his holding Options or Shares as opposed to membership interests in a limited liability company or partnership interests in a partnership.

8.             Distributions With Respect To Shares.  As used herein, the term “Shares” includes securities of any kind whatsoever distributed with respect to the Company’s Common Stock acquired by the Management Stockholder or his or her Transferee (whether pursuant to the Plan, the letter agreement dated on or about September 30, 3005 between the Company and such Management Stockholder or otherwise) or any such securities resulting from a stock split or consolidation involving such Common Stock.

9.             Amendment; Assignment.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  Except for the Management Stockholder’s right to assign his or her rights under Section 4(a) or the Company’s right to assign its rights under Section 4(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

10.           Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Majority Stockholder, to his most recent address shown on records of the Company or its Affiliate;

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attention:  Robert J. Raymond

If to the Company:

Newton Acquisition, Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attention:  Robert J. Raymond

If to the Management Stockholder, to its most recent address shown on records of the Company or its Affiliate;

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

Attention:  Gary Rothstein

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

13.           Binding Effect.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto.  Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

15.           Severability.  If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.           Miscellaneous.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

*     *     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEWTON ACQUISITION, INC.

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President

NEWTON HOLDING, LLC

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President & Secretary

TPG NEWTON III LLC

By:	TPG Partners III, L.P., its Managing Member
By:	TPG GenPar III, L.P., its General Partner
By:	TPG Advisors III, Inc., its General Partner

By:	/s/ David A. Spuria
Name	David A. Spuria
Title:	Vice President

TPG PARTNERS IV, L.P.

By:	TPG Gen Par IV, L.P., its General Partner
By:	TPG Advisors IV, Inc., its General Partner

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President

TPG NEWTON CO-INVEST I LLC

By:	TPG GenPar IV, L.P., its Managing Member
By:	TPG Advisors IV, Inc., its General Partner

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President

WARBURG PINCUS PRIVATE
EQUITY VIII, L.P.

By:	Warburg Pincus Partners, LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Managing Director

WARBURG PINCUS NETHLANDS PRIVATE
EQUITY VIII C.V.I.

By:	Warburg Pincus Partners, LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Managing Director

WARBURG PINCUS GERMANY PRIVATE
EQUITY VIII K.G.

By:	Warburg Pincus Partners, LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Managing Director

WARBURG PINCUS PRIVATE EQUITY
IX, L.P.

By:	Warburg Pincus IX LLC, its General Partner

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Managing Director

SCHEDULE A

MANAGEMENT STOCKHOLDERS

By:	/s/ Gerald A. Barnes
Name:	Gerald A. Barnes

By:	/s/ Steven P. Dennis
Name:	Steve P. Dennis

By:	/s/ Jeanie Galvin
Name:	Jeanie Galvin

By:	/s/ Ronald H. Goddard
Name:	Ronald H. Goddard

By:	/s/ James J. Gold
Name:	James J. Gold

By:	/s/ Neva L. Hall
Name:	Neva L. Hall

By:	/s/ Ginny Hershey
Name:	Mary Virginia Hershey

By:	/s/ Brendan Hoffman
Name:	Brendan Hoffman

By:	/s/ Wayne A. Hussey
Name:	Wayne A. Hussey

By:	/s/ Jonathan Joselove
Name:	Jonathan Joselove

By:	/s/ Karen Katz
Name:	Karen Katz

By:	/s/ Lisa M. Kazor
Name:	Lisa M. Kazor

By:	/s/ Steven Kornajcik
Name:	Steven Kornajcik

By:	/s/ Thomas Lind
Name:	Thomas Lind

By:	/s/ Marita O’Dea Glodt
Name:	Marita O’Dea Goldt

By:	/s/ Ann S. Paolini
Name:	Ann S. Paolini

By:	/s/ John Russell Patrick
Name:	John Russell Patrick

A-1

By:	/s/ Gregory G. Shields
Name:	Gregory G. Shields

By:	/s/ Stacie Shirley
Name:	Stacie Shirley

By:	/s/ James E. Skinner
Name:	James E. Skinner

By:	/s/ Margaret E. Spaniolo
Name:	Margaret E. Spaniolo

By:	/s/ Thomas P. Stangle
Name:	Thomas P. Stangle

By:	/s/ T. Dale Stapleton
Name:	T. Dale Stapleton

By:	/s/ Ann Stordahl
Name:	Ann Stordahl

By:	/s/ Burton M. Tansky
Name:	Burton M. Tansky

By:	/s/ Kim Yee
Name:	Kim Yee

A-2